EXHIBIT 3.4 CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VOICENET, INC.

          Voicenet,  Inc., a  corporation  organized  and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify as follows:

          FIRST:  That  Article  FOURTH of the  Certificate  of Amendment of the
Certificate of  Incorporation  of the Corporation be amended by striking Article
FOURTH in its entirety and replacing therefor:

                    FOURTH:  The Corporation  is authorized to issue two classes of stock to  be  designated,  respectively,  "Common  Stock"  and
               "Preferred  Stock." The total  number of shares of all classes of stock which the  Corporation  is authorized to issue is Fifty-One
               Million  (51,000,000) shares, $.01 par value, which shall consist of  50,000,000  shares of common  stock and  1,000,000  shares of preferred stock."

          SECOND:  By written  consent dated March 2, 2000,  given in accordance with the provisions of Section 228 of the General  Corporation  Law of the State
of Delaware,  the holder(s) of a majority of the outstanding  shares of stock of the Corporation have approved the adoption of the aforesaid resolution.

          THIRD:   That  this   Certificate   of  Amendment  of  Certificate  of
Incorporation has been duly adopted in accordance with the provisions of Section
242 of the General Corporation Law of the State of Delaware.

          IN WITNESS  WHEREOF,  the Corporation  has caused this  Certificate of
Amendment  of the  Certificate  of  Incorporation  to be  signed  by  its  Chief
Executive Officer this 2nd day of March 2000.

                                       VOICENET, INC.

                                       By : /s/ Frank Carr
                                            --------------------------------
                                            Frank Carr
                                            Chief Executive Officer